SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 23, 2005 (June 17, 2005)

Dean Holding Company

(Exact name of registrant as specified in charter)

Delaware	1-08262	75-2932967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement

     On June 17, 2005, our parent company Dean Foods Company, a Delaware corporation (“Dean”) and Dean’s indirect majority owned subsidiary TreeHouse Foods, Inc., a Delaware corporation (“TreeHouse”), entered into a Memorandum of Amendment with Sam K. Reed, David B. Vermylen, E. Nichol McCully, Thomas E. O’Neill and Harry J. Walsh (together, the “management investors”) whereby certain terms of the management investors’ employment agreements with TreeHouse, as well as the stockholders agreement between TreeHouse, the management investors and Dean, each dated January 27, 2005, were amended. The purpose of these amendments was to clarify that:

(i)	the awards of restricted stock, stock options and restricted stock units to be granted to the management investors following the previously announced spin-off of TreeHouse as an independent, publicly traded company will be granted on the first day of regular way trading of TreeHouse common stock on the New York Stock Exchange, with the amount of such awards to be determined based upon the closing price of TreeHouse common stock on such date and as otherwise set forth in the management investors’ employment agreements; and

(ii)	the tax reimbursement amount to be paid by TreeHouse to Dean in respect of taxes arising from certain intercompany transactions effectuated in connection with the spin-off will be determined no later than September 30, 2005 and the number of additional shares to be issued to the management investors in connection with the payment of such amount will be determined by reference to the proportion of TreeHouse common stock owned by Dean immediately prior to the spin-off and as otherwise set forth in the stockholders agreement.

     A copy of the Memorandum of Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

     On June 22, 2005, Dean Pickle and Specialty Products Company, a Wisconsin corporation (“Dean Pickle”), The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as Trustee, and we executed the First Supplemental Indenture (the “2007/2009 Notes Supplemental Indenture”) supplementing the Indenture, dated January 15, 1998 (the “2007/2009 Notes Indenture”) between The Bank of New York, as Trustee, and us governing our 8.15% Senior Notes due 2007 (the “8.15% Notes”) and 6.625% Senior Notes due 2009 (the “6.625% Notes”).

     Also on June 22, 2005, Dean Pickle, U.S. Bank National Association (as successor to Bank of America Illinois), as Trustee, and we executed the First Supplemental Indenture (the “2017 Notes Supplemental Indenture” and with the 2007/2009 Notes Supplemental Indenture, the “Supplemental Indentures”) supplementing the Indenture, dated January 15, 1995 (the “2017 Notes Indenture” and with the 2007/2009 Notes Indenture, the “Indentures”) between Bank of America Illinois, as Trustee, and us governing our 6.90% Senior Notes due 2017 (together with the 8.15% Notes and the 6.625% Notes, the “Notes”).

     Pursuant to the Supplemental Indentures, Dean Pickle has agreed to assume the due and punctual payment of the principal of and interest on the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us. The Supplemental Indentures have been entered into in contemplation of a planned reorganization of Dean’s corporate structure whereby we will merge with and into Dean Pickle, with

Dean Pickle as the surviving entity. Upon consummation of the merger, the Supplemental Indentures will become effective and Dean Pickle will change its name to “Dean Holding Company.”

     A copy of the 2007/2009 Notes Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the 2017 Notes Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     See the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005	DEAN HOLDING COMPANY
	By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture to the Indenture, dated January 15, 1998, between Dean Holding Company and The Bank of New York, as Trustee, dated June 22, 2005

4.2	First Supplemental Indenture to the Indenture, dated January 15, 1995, between Dean Holding Company and Bank of America Illinois, as Trustee, dated June 22, 2005

10.1	Memorandum of Amendment to Stockholders Agreement and Employment Agreements of Sam K. Reed, David B. Vermylen, E. Nichol McCully, Thomas E. O’Neill and Harry J. Walsh dated June 17, 2005